UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2022

AMERICA’S CAR-MART, INC.

(Exact name of registrant as specified in its charter)

Texas	0-14939	63-0851141
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1805 North 2nd Street, Suite 401, Rogers, Arkansas 72756
(Address of principal executive offices, including zip code)

(479) 464-9944
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRMT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2022, the Board of Directors (the “Board”) of America’s Car-Mart, Inc. (the “Company”) approved a short-term incentive plan (the “Plan”) for the Company’s named executive officers for fiscal year 2023 providing for annual cash bonus awards to be determined based on the attainment of certain customer growth performance targets for the fiscal year ending April 30, 2023.

Under the terms of the Plan, the Company’s Chief Executive Officer, Jeffrey A. Williams, Chief Financial Officer, Vickie D. Judy, and Chief Operating Officer, Leonard L. Walthall, are eligible to earn target bonus payments of $150,000, $80,000 and $80,000, respectively, or other amounts based on the Company’s actual fiscal year 2023 customer growth level achieved, assuming a minimum customer growth level is attained. If the Company’s fiscal year 2023 customer growth percentage meets or exceeds the minimum threshold, each named executive officer will receive a cash bonus representing 80%, 100%, 110% or 120% of the executive’s respective target bonus amount, based on the actual customer growth percentage achieved. If the minimum threshold is not achieved, no bonus amounts will be earned under the Plan. The fiscal year 2023 customer growth performance target levels reflect a range of performance that the Board believes is ambitious yet attainable, with the upper end of the range representing a significant achievement. The customer growth performance targets will exclude customers attributable to new stores opened or acquired during fiscal year 2023 and the first twelve months of operations of stores opened during fiscal year 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Car-Mart, Inc.

Date: June 8, 2022	/s/ Vickie D. Judy
Vickie D. Judy
Chief Financial Officer
(Principal Financial Officer)